UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 10, 2008

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification
of incorporation)		Number)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 10, 2008, the Company completed its acquisition of Advantis’ water treatment chemicals business (the “Business”) pursuant to the Asset Purchase Agreement and Amendment No. 1 (the “Closing”).   The cash purchase price was approximately $124 million, free of debt, based upon an estimate of working capital at Closing. This purchase price is subject to a post-Closing adjustment based upon final working capital as provided in the Asset Purchase Agreement.

A copy of the press release announcing the Closing is attached as Exhibit 99.1 hereto.

Item 9.01	Exhibit.

(d)

Exhibit No.	Description
99.1	Press Release of the Registrant dated October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC. (Registrant)
By:	/s/ Sarah A. O’Connor
Sarah A. O’Connor
Vice President, General Counsel and Secretary

Date:  October 16, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant dated October 10, 2008.